United States

Securities and Exchange Commission
Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report: April 28, 2004

REALTY INCOME CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	1-13374	33-0580106
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

220 West Crest Street, Escondido, California 92025-1707
(Address of principal executive offices) (Zip Code)

(760) 741-2111
(Registrant’s telephone number, including area code)

None
(former name or former address, if changed since last report)

Items 5 and 12.  Other Events; Disclosure of Results of Operations and Financial                                                              Condition

On April 28, 2004, we disclosed the following information in a press release, which sets forth our results of operation for the quarter ended March 31, 2004 and certain information regarding our property portfolio.

REALTY INCOME CORPORATION AND SUBSIDIARIES

Consolidated Balance Sheets

March 31, 2004 and December 31, 2003

(dollars in thousands, except per share data)

	2004	2003
ASSETS	(Unaudited)
Real estate, at cost:
Land	$598,901	$557,288
Buildings and improvements	1,033,627	975,894
	1,632,528	1,533,182
Less accumulated depreciation and amortization	(279,814)	(272,647)
Net real estate held for investment	1,352,714	1,260,535
Real estate held for sale, net	41,727	60,110
Net real estate	1,394,441	1,320,645
Cash and cash equivalents	5,550	4,837
Accounts receivable	3,216	3,950
Goodwill, net	17,206	17,206
Other assets	12,921	13,619
Total assets	$1,433,334	$1,360,257

LIABILITIES AND STOCKHOLDERS’ EQUITY
Distributions payable	$7,972	$7,582
Accounts payable and accrued expenses	10,521	11,479
Other liabilities	6,183	7,030
Line of credit payable	33,200	26,400
Notes payable	480,000	480,000
Total liabilities	537,876	532,491

Stockholders’ equity:
Preferred stock and paid in capital, par value $1.00 per share, 20,000,000 shares authorized, 4,125,700 shares issued and outstanding	99,368	99,368
Common stock and paid in capital, par value $1.00 per share, 100,000,000 shares authorized, 39,611,507 and 37,909,086 shares issued and outstanding in 2004 and 2003, respectively	1,037,491	969,030
Distributions in excess of net income	(241,401)	(240,632)
Total stockholders’ equity	895,458	827,766
Total liabilities and stockholders’ equity	$1,433,334	$1,360,257

REALTY INCOME CORPORATION AND SUBSIDIARIES

Consolidated Statements of Income

For the three months ended March 31, 2004 and 2003

(dollars in thousands, except per share data)

(unaudited)

	2004	2003
REVENUE
Rental	$42,934	$34,705
Gain on sales of real estate acquired for resale	4,109	276
Other	463	90
	47,506	35,071

EXPENSES
Interest	8,710	5,964
Depreciation and amortization	9,789	7,875
General and administrative	3,286	2,747
Property	779	614
Income taxes	1,620	166
	24,184	17,366
Income from continuing operations	23,322	17,705
Income from discontinued operations	1,529	329
Net income	24,851	18,034
Preferred stock dividends	(2,428)	(2,428)
Net income available to common stockholders	$22,423	$15,606

Basic and diluted amounts per common share:
Income from continuing operations	$0.55	$0.44
Net income	$0.59	$0.45

FUNDS FROM OPERATIONS (FFO)

AVAILABLE TO COMMON STOCKHOLDERS

Funds from operations, or FFO, for the first quarter of 2004 increased by $7.3 million, or 31.1%, to $30.8 million as compared to $23.5 million in the first quarter of 2003. The following is a reconciliation of net income available to common stockholders (which we believe is the most comparable accounting principles generally accepted in the United States of America (“GAAP”) measure) to FFO.  Also presented is information regarding distributions paid to common stockholders and the diluted weighted average number of shares outstanding for the first three months of 2004 and 2003 (dollars in thousands):

For the three months ended March 31,	2004	2003
Net income available to common stockholders	$22,423	$15,606
Depreciation and amortization:
Continuing operations	9,789	7,875
Discontinued operations	27	218
Depreciation of furniture, fixtures and equipment	(29)	(30)
Gain on sales of investment properties, discontinued operations	(1,450)	(166)
Total FFO	$30,760	$23,503
Distributions paid to common stockholders	$22,802	$20,450
FFO in excess of distributions to Common stockholders	$7,958	$3,053
Diluted weighted average number of shares outstanding	38,160,639	35,005,985

We define FFO, a non-GAAP measure, consistent with the National Association of Real Estate Investment Trust’s definition, as net income available to common stockholders, plus depreciation and amortization of assets uniquely significant to the real estate industry, reduced by gains and increased by losses on sales of investment property and extraordinary items.

We consider FFO to be an appropriate supplemental measure of a Real Estate Investment Trust’s (REIT’s) operating performance as it is based on a net income analysis of property portfolio performance that excludes non-cash items such as depreciation. The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time. Since real estate values historically rise and fall with market conditions, presentations of operating results for a REIT, using historical accounting for depreciation, could be less informative. The use of FFO is recommended by the REIT industry as a supplemental performance measure. In addition, FFO is used as a measure of our compliance with the financial covenants of our credit facility.

Presentation of this information is intended to assist the reader in comparing the operating performance of different REITs, although it should be noted that not all REITs calculate FFO the same way, so comparisons with other REITs may not be meaningful. Furthermore, FFO is not necessarily indicative of cash flow available to fund cash needs and should not be considered as an alternative to net income as an indication of Realty Income’s performance. In addition, FFO should not be considered as an alternative to reviewing our cash flows from operating, investing and financing activities as a measure of liquidity, of our ability to make cash distributions or of our ability to pay interest payments.

CONTRIBUTION BY CREST NET TO FUNDS FROM OPERATIONS

Our subsidiary, Crest Net Lease, Inc., or Crest Net, generated $3.3 million in FFO for Realty Income in the first quarter of 2004 and $85,000 in the first quarter of 2003. As a result of the increase in Crest Net’s inventory during the last quarter of 2003, Crest Net’s contributions to our FFO was significantly higher in the first quarter of 2004 as compared to the same quarter in 2003. The future contribution, if any, to our FFO by Crest Net will depend on the timing and the number of property acquisitions and sales it achieves, if any, in a given period. The following is a calculation of the contribution by Crest Net to Realty Income’s FFO for the three months ended March 31, 2004 and 2003 (dollars in thousands):

For the three months ended March 31,	2004	2003
Gain on sales of real estate acquired for resale	$4,109	$276
Rent and other revenue	1,001	95
Interest expense	(229)	(77)
General and administrative expenses	(124)	(172)
Property expenses	(8)	(6)
Income taxes	(1,467)	(31)
FFO contributed by Crest Net	$3,282	$85

The SEC, in a comment letter to us regarding our Annual Report on Form 10-K for the year ended December 31, 2003, has indicated that properties held for sale and sold by Crest Net should possibly be classified as discontinued operations in our consolidated financial statements. We have not classified and do not currently classify these properties as discontinued operations. If properties acquired by Crest Net were classified as discontinued operations, then some of the amounts in the following line items in our consolidated statements of income would, to the extent they reflect Crest Net’s operating results, be reclassified to discontinued operations: rental revenue, gain on sales of real estate acquired for resale, other revenue, general and administrative expenses, property expenses and income taxes. These adjustments, if applied to our statements of income since Crest Net was formed in 2000, would have resulted in a decrease in our reported total revenues and total and per share income from continuing operations and an increase in our income from discontinued operations.  However, our total and per share FFO and net income available to common stockholders would not be affected if we are required to reclassify the activities of Crest Net as discontinued operations. We believe that our current presentation of Crest Net’s properties is appropriate and we are discussing this issue with the SEC. However, we cannot assure you that we will not be required to revise past or future financial statements to reflect this possible reclassification.

PROPERTY PORTFOLIO INFORMATION

The following table sets forth certain information regarding our properties classified according to the business of the respective tenants, expressed as a percentage of our total rental revenue:

	Percentage of Rental Revenue (1)
		For the Years Ended December 31,
28 Industries	For the Quarter Ended March 31, 2004	2003	2002	2001	2000	1999	1998
Apparel stores	1.9%	2.1%	2.3%	2.4%	2.4%	3.8%	4.1%
Automotive collision services	0.7	0.3	—	—	—	—	—
Automotive parts	4.0	4.5	4.9	5.7	6.0	6.3	6.1
Automotive services	7.6	8.3	7.0	5.7	5.8	6.6	7.5
Automotive tire services	8.1	3.1	2.7	2.6	2.3	2.3	1.7
Book stores	0.4	0.4	0.4	0.4	0.5	0.5	0.6
Business services	0.1	0.1	0.1	0.1	0.1	0.1	*
Child care	15.5	17.8	20.8	23.9	24.7	25.3	29.2
Consumer electronics	2.6	3.0	3.3	4.0	4.9	4.4	5.4
Convenience stores	17.0	13.3	9.1	8.4	8.4	7.2	6.1
Crafts and novelties	0.5	0.6	0.4	0.4	0.4	0.4	*
Drug stores	0.1	0.2	0.2	0.2	0.2	0.2	0.1
Entertainment	2.3	2.6	2.3	1.8	2.0	1.2	—
Equipment rental services	0.3	0.2	—	—	—	—	—
General merchandise	0.4	0.5	0.5	0.6	0.6	0.6	*
Grocery stores	0.8	0.4	0.5	0.6	0.6	0.5	*
Health and fitness	3.9	3.8	3.8	3.6	2.4	0.6	0.1
Home furnishings	4.2	4.9	5.4	6.0	5.8	6.5	7.8
Home improvement	1.0	1.1	1.2	1.3	2.0	3.6	*
Office supplies	1.7	1.9	2.1	2.2	2.3	2.6	3.0
Pet supplies and services	1.4	1.7	1.7	1.6	1.5	1.1	0.6
Private education	1.1	1.2	1.3	1.5	1.4	1.2	0.9
Restaurants	10.1	11.8	13.5	12.2	12.3	13.3	16.2
Shoe stores	0.4	0.9	0.8	0.7	0.8	1.1	0.8
Sporting goods	3.5	3.8	4.1	0.9	—	—	—
Theaters	3.6	4.1	3.9	4.3	2.7	0.6	—
Travel plazas	0.4	0.3	—	—	—	—	—
Video rental	3.0	3.3	3.3	3.7	3.9	4.3	3.8
Other	3.4	3.8	4.4	5.2	6.0	5.7	6.0
Totals	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

* Less than 0.1%

(1)   Includes rental revenue for all properties owned by Realty Income at the end of each period presented (including revenue from properties reclassified to discontinued operations) and excludes properties owned by our subsidiary, Crest Net.

Of the 1,510 properties in the portfolio at March 31, 2004, 1,505 were single-tenant properties with the remaining properties being multi-tenant properties.  At March 31, 2004, 1,483 of the 1,505 single-tenant properties, or 98.5%, were net leased with a weighted average remaining lease term (excluding rights to extend a lease at the option of the tenant) of approximately 11.9 years.

The following table sets forth certain information regarding the timing of the initial lease term expirations (excluding rights to extend a lease at the option of the tenant) on our 1,483 net-leased, single-tenant retail properties at March 31, 2004 (dollars in thousands):

Years	Number of Leases Expiring(1)	Rental Revenue for the Quarter Ended March 31, 2004 (2)	Percentage of Rental Revenue (2)
2004	111	$2,372	5.9%
2005	75	1,395	3.4
2006	91	2,046	5.1
2007	118	2,152	5.3
2008	98	2,095	5.2
2009	46	1,023	2.5
2010	38	850	2.1
2011	40	1,409	3.5
2012	45	1,385	3.4
2013	76	3,367	8.3
2014	38	1,656	4.1
2015	39	1,061	2.6
2016	14	383	0.9
2017	19	1,496	3.7
2018	22	571	1.4
2019	75	2,500	6.2
2020	52	1,061	2.6
2021	130	3,724	9.2
2022	96	2,584	6.4
2023	232	6,174	15.2
2024	16	225	0.6
2026	2	93	0.2
2028	2	54	0.1
2033	3	324	0.8
2034	2	208	0.5
2037	3	338	0.8
Totals	1,483	$40,546	100.0%

(1)  Excludes properties owned by our subsidiary, Crest Net.  The lease expirations for properties under construction are based on the estimated date of completion of those properties.

(2)   Includes rental revenue of $57 from properties reclassified to discontinued operations and excludes revenue of $1,444 from four multi-tenant properties and from 23 vacant and unleased properties (one of which is a multi-tenant property) at March 31, 2004 and revenue of $1,001 from properties owned by our subsidiary, Crest Net.

The following table sets forth certain state-by-state information regarding Realty Income’s property portfolio as of March 31, 2004 (dollars in thousands):

State	Number of Properties (1)	Percent Leased	Approximate Leasable Square Feet (1)	Rental Revenue For the Quarter Ended March 31, 2004 (2)	Percentage of Rental Revenue (3)
Alabama	17	100%	145,600	$355	0.8%
Alaska	2	100	128,500	251	0.6
Arizona	69	99	332,600	1,021	2.4
Arkansas	8	100	48,800	172	0.4
California	61	100	1,057,100	3,894	9.3
Colorado	44	98	314,600	991	2.4
Connecticut	16	100	245,600	926	2.2
Delaware	16	100	29,100	338	0.8
Florida	125	98	1,261,300	4,185	10.0
Georgia	100	99	612,500	2,412	5.7
Idaho	11	100	52,000	195	0.4
Illinois	44	95	358,600	1,261	3.0
Indiana	27	96	150,100	553	1.3
Iowa	9	100	57,600	173	0.4
Kansas	22	91	201,300	560	1.3
Kentucky	13	100	43,600	284	0.7
Louisiana	13	100	62,500	197	0.5
Maryland	24	100	207,600	1,109	2.6
Massachusetts	37	100	203,100	1,000	2.4
Michigan	13	100	81,600	297	0.7
Minnesota	20	95	235,400	501	1.2
Mississippi	23	91	179,400	412	1.0
Missouri	33	100	228,100	697	1.7
Montana	2	100	30,000	77	0.2
Nebraska	10	100	91,200	305	0.7
Nevada	10	100	100,700	415	1.0
New Hampshire	9	100	55,200	277	0.7
New Jersey	25	100	132,100	1,059	2.5
New Mexico	6	100	48,800	93	0.2
New York	26	100	270,600	1,384	3.3
North Carolina	48	100	241,500	1,131	2.7
North Dakota	1	100	22,000	19	*
Ohio	75	100	504,900	1,864	4.4
Oklahoma	17	100	94,300	361	0.9
Oregon	18	100	259,900	564	1.3
Pennsylvania	68	100	380,500	1,819	4.3
Rhode Island	1	100	3,500	29	0.1
South Carolina	53	98	158,100	995	2.4
South Dakota	1	100	6,500	24	0.1
Tennessee	98	100	462,400	2,168	5.2
Texas	173	96	1,634,100	4,278	10.2
Utah	6	100	35,100	120	0.3
Vermont	1	100	2,500	22	0.1
Virginia	55	100	412,600	2,058	4.9
Washington	38	100	250,900	701	1.7
West Virginia	2	100	16,800	40	0.1
Wisconsin	16	88	162,300	343	0.8
Wyoming	4	100	20,100	60	0.1
Totals/Average	1,510	99%	11,633,200	$41,990	100.0%

* Less than 0.1%

(1)  Excludes properties owned by our subsidiary, Crest Net.

(2)  Includes rental revenue for all properties owned by Realty Income at March 31, 2004 (including revenue from properties reclassified to discontinued operations of $57) and excludes revenue of $1,001 from properties owned by Crest Net.

(3)  For the quarter ended March 31, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 4, 2004	REALTY INCOME CORPORATION

	By:	/s/Gregory J. Fahey
Gregory J. Fahey
Vice President, Controller